Exhibit 99.1

NEWS BULLETIN                                                [GRAPHIC OMITTED]

M.D.C. HOLDINGS, INC.                                  RICHMOND AMERICAN HOMES
                                                        HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 19, 2002
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Contacts:   Paris G. Reece III                     Rodger VanAllen
            Chief Financial Officer                Rubenstein Associates, Inc.
            (303) 804-7706                         (212) 843-8282
            greece@mdch.com                        rvanallen@rubenstein.com


               M.D.C. HOLDINGS EXPECTS 2002 THIRD QUARTER EARNINGS
                      TO EXCEED ANALYST CONSENSUS ESTIMATE


         DENVER, Thursday, September 19, 2002 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC; www.RichmondAmerican.com) today announced, in preparation for meeting with the investment community later this week, that it expects earnings per share for the three months ended September 30, 2002 to exceed analysts' consensus estimate of $1.36. Please refer to the last paragraph of this release for a discussion of factors that may impact the Company's estimate of 2002 third quarter earnings. The Company plans to release its 2002 third quarter earnings and hold its quarterly conference call and webcast on Thursday, October 10, 2002.

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, Phoenix, Tucson and Las Vegas; among the top ten homebuilders in suburban Maryland, Northern California and Southern California; and has recently entered the Salt Lake City and Dallas/Fort Worth markets.

                                      -more-

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         Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns;
(9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws;
(12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.


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